UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 4, 2025

CLEARSIGN TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-35521	26-2056298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8023 E. 63rd Place, Suite 101

Tulsa, Oklahoma 74133

(Address of Principal Executive Offices) (Zip Code)

(918) 236-6461

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 8, 2025, ClearSign Technologies Corporation (the “Company”) received a notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company is not in compliance with the board of directors independence requirement set forth in Nasdaq Listing Rule 5605(b)(1) and the audit committee composition requirement set forth in Nasdaq Listing Rule 5605(c)(2)(A) (collectively, the “Nasdaq Composition Requirements”) due to the resignations of Catharine M. de Lacy and Judith S. Schrecker (as described below) from the Company’s board of directors (the “Board”).

Specifically, when the Notice was issued, the Board did not have a majority of directors that would be considered “independent directors,” as that term is defined in Nasdaq Listing Rule 5605(a)(2), and the Audit and Risk Committee of the Board (the “Audit Committee”) consisted of only two independent directors, rather than the minimum three independent directors as required by Nasdaq Listing Rule 5605(c)(2)(A).

The Company intends to regain compliance with the Nasdaq Composition Requirements by appointing a new director to the Board and Audit Committee who meets the independence requirements under Nasdaq rules and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Consistent with Nasdaq Listing Rules 5605(b)(1)(A) and 5605(c)(4), Nasdaq has provided the Company a cure period in order to regain compliance with the Nasdaq Composition Requirements (i) until the earlier of the Company’s next annual meeting of stockholders or one year from the resignation of Mss. de Lacy and Schrecker, or August 4, 2026, or (ii) if the Company’s next annual meeting of stockholders is held before February 2, 2026, then no later than February 2, 2026.

The Notice has no immediate effect on the listing of the Company’s common stock on Nasdaq.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2025, Ms. de Lacy and Ms. Schrecker each notified the Company that they resigned from the Board, effective immediately. At the time of Ms. de Lacy’s resignation, she was a member of the Board, chairperson of the Nominating and Corporate Governance Committee of the Board (the “Governance Committee”) and a member of the Human Capital and Compensation Committee of the Board (the “Compensation Committee”). At the time of Ms. Schrecker’s resignation, she was a member of the Board, the lead independent director of the Board, chairperson of the Audit Committee, and a member of the Governance Committee and Compensation Committee. The decision by Mss. de Lacy and Schrecker to resign was not the result of any disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.

In connection with the resignation of Mss. de Lacy and Schrecker, the Board decreased the number of directors from six to five on August 6, 2025, effective immediately. Further, on the same date, the Board appointed Louis J. Basenese, an independent director, to the Governance Committee and G. Todd Silva, an independent director, to the Compensation Committee, effective immediately. The Company does not currently intend to appoint a new lead independent director.

Item 8.01	Other Events.

On August 8, 2025, the Company issued a press release announcing the actions described above in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 8.01, including Exhibit 99.1, is being furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1*	Press Release, dated August 8, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2025

CLEARSIGN TECHNOLOGIES CORPORATION

By:	/s/ Colin James Deller
Name:	Colin James Deller
Title:	Chief Executive Officer